UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2021 (May 25, 2021)

SPORTS ENTERTAINMENT ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39583	85-2324373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Golden Bear Plaza, 11760 US Highway, Suite W506 North Palm Beach, FL	33408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 402-0741

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SEAH.U	New York Stock Exchange LLC
Class A common stock included as part of the units	SEAH	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SEAH WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 25, 2021, Sports Entertainment Acquisition Corp. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that, because the Company had not as of the date of the letter filed its Form 10-Q for the period ended March 31, 2021 (the “Form 10-Q”), the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual.

Given the time and focus dedicated to the restatement process and the completion and filing of the Company’s revised Annual Report on Form 10-K/A, as described further in Item 4.02 of this Current Report, the Company requires additional time to complete its customary quarterly review and reporting process and the filing of its Form 10-Q. The Form 10-Q will be filed as soon as is practicable after the filing of the revised Annual Report on Form 10-K/A.

As required by the NYSE rules, on May 28, 2021, the Company issued a press release regarding the matters described in this Item 3.01. A copy of the press release is included as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”) (the “Statement”). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since October 6, 2020 (the “IPO date”), the Company has accounted for its outstanding warrants (“Warrants”) to purchase ordinary shares as equity within its financial statements. However, as a result of the Statement, and after discussion and evaluation, including with the Company’s independent auditors, the Company has concluded that the Warrants should be presented as liabilities reported at fair value on its financial statements as of the IPO date with fair value re-measurement at each subsequent reporting period.

On May 27, 2021, management concluded that the Company’s previously issued audited financial statements for the period from July 30, 2020 to December 31, 2020 (the “Non-Reliance Period”) included in its Annual Report on Form 10-K/A for the year ended December 31, 2020 should no longer be relied upon due to changes required to reclassify the Warrants as liabilities to align with the requirements set forth in the Statement.

As a result, investors, analysts and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Non-Reliance Period. The Company will file a revised Annual Report on Form 10-K/A that includes restated financial statements for the Non-Reliance Period and that corrects the errors and provides additional explanation of the changes.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 28, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2021

SPORTS ENTERTAINMENT ACQUISITION CORP.

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Chief Financial Officer